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                                                                   Exhibit 10.15

                           TRADEMARK LICENSE AGREEMENT

Licensor: Shenzhen Neptunus Tong'ai Pharmaceutical Manufacturing Co., Ltd.
          (hereinafter referred to as "Party A")

Licensee: Shenzhen Nepstar Pharmaceutical Co., Ltd.
          (hereinafter referred to as "Party B")

     In accordance with relevant provisions of Trademark Law of the People's Republic of China, under the principles of free will and faithfulness, through negotiation, Party A and Party B enter into this Trademark License Agreement.

     1. Party A is the legal trademark registrant of 2 trademarks as listed in the annex attached hereto (the "Licensed Trademarks") (please refer to the annex for the specific trademarks and ownership of the registrant).

     2. Party A hereby licenses Party B to use for its own business or to authorize its manufacturers to use the Licensed Trademarks on the products supplied to Party B. This license is a non-exclusive license. Party B may only use the Licensed Trademarks within the scope permitted by Party A and in the way as authorized hereunder.

     If any national law or regulation restricts joint use of the Licensed Trademarks, Party B will have the first right to use such trademark and Party A shall ensure that under all circumstances, Party B is able to use the Licensed Trademarks that it has already used.

     3. The provision of the Licensed Trademarks logo: in writing (please refer to the Trademark Registration Application/ Trademark Registration Application Acceptance Notice/ photocopy of the Trademark Registration Certificate).

     4. Term of license and Fees: the term of license shall be the whole legally existing period of the Licensed Trademarks from the effective date of this Agreement, including the trademark registration term and the renewed term after expiry of the trademark registration term; within the term of license, Party A will not charge any fee from Party B.

     5. When using the Licensed Trademarks, Party B may not take any action in violation of any national laws or regulations; otherwise, it shall bear the liability of breach of contract in accordance with laws of the People's Republic of China.

     a. Party B may not change any character, figure or the combination of the forgoing on the Licensed Trademarks without permission;

     b. Party B may not, in any way, create or use any trademark logo that is similar to or transformed from the Licensed Trademarks hereunder; and

     c. Party B may not apply for registration of the Licensed Trademarks in any other

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country in any way and in any name.

     6. To protect the reputation of the Licensed Trademarks, Party B promises to use the Licensed Trademarks in a reasonable way and guarantees to maintain the reputation of all products bearing the Licensed Trademarks at final retail session. Party A shall have the right to supervise the quality of Party B's products bearing the Licensed Trademarks, while Party B guarantees the quality of the products bearing such Licensed Trademarks.

     a. Party B must indicate the name of the producer and place of production on the products bearing the Licensed Trademarks; and

     b. Party B may not take any action that may have adverse effect on such trademark within and after the term of this Agreement;

     7. This Trademark License Agreement shall become legally binding once upon execution. Party A has no right to revoke this Agreement under any circumstance. Otherwise, Party A shall be responsible for all legal and economic liability arising therefrom.

     8. Miscellaneous: this Agreement is executed with four originals, of which two shall be kept by each of Party A and Party B respectively. This Agreement shall come into force upon being stamped by both parties.

Annex:

[ ] Trademarks List

[ ] Trademark Registration Application

[ ] Trademark Registration Application Acceptance Notice

[X] Trademark Registration Certificate

Licensor (Party A):


/s/ Shenzhen Neptunus Tong'ai Pharmaceutical Manufacturing Co., Ltd.

Legal (authorized) representative:


Licensee (Party B):


/s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.

Legal (authorized) representative:

                                 This Agreement is entered into on July 7, 2006.

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                       TRADEMARK REGISTRATION CERTIFICATE

                                   No. 1056616

                               TRADEMARK: JINDIAN

  Registrant: Shenzhen Neptunus Tong'ai Pharmaceutical Manufacturing Co., Ltd.

  Address of the Registrant: 24th Fl., Neptunus Building, Nanyou Road, Nanshan
                            District, Shenzhen City

                        Registered under the 5th category

                    Effective: July 21, 1997 to July 20, 2007

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                       TRADEMARK REGISTRATION CERTIFICATE

                                   No. 1716422

                               TRADEMARK: TONG'AI

  Registrant: Shenzhen Neptunus Tong'ai Pharmaceutical Manufacturing Co., Ltd.

 Address of the Registrant: 24th Fl., Neptunus Building, Nanyou Road, Nanshan
                             District, Shenzhen City

                        Registered under the 5th category

                Effective: February 21, 2002 to February 20, 2012